--------------------------------------------------------------------------------

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) January 29, 1998
                              (November 21, 1997)

                          MARKWEST HYDROCARBON, INC.
            (Exact name of registrant as specified in its charter)

     Delaware                               1-11566                    84-1352233
(State or other jurisdiction of     (Commission File Number)     (I.R.S. Employer
incorporation or organization)                                   Identification Number)

         155 Inverness Drive West, Suite 200, Englewood, CO 80112-5004
                   (Address of principal executive offices)


       Registrant's telephone number, including area code: 303-290-8700

--------------------------------------------------------------------------------

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by MarkWest Hydrocarbon, Inc. on December 3, 1997 solely to add the financial statements of the business acquired, West Shore Processing Company, L.L.C., as required by Item 7(a), the pro forma financial information required by Item 7(b) and the exhibit(s) required by Item 7(c).



ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  Financial Statements of Business Acquired.

WEST SHORE PROCESSING COMPANY, L.L.C.
CONSOLIDATED FINANCIAL STATEMENTS
FOR THE PERIOD FROM MAY 6, 1996
TO DECEMBER 31, 1996

                               TABLE OF CONTENTS


Report of Independent Accountants............................................ 1

Consolidated Balance Sheet................................................... 2

Consolidated Statement of Operations......................................... 3

Consolidated Statement of Cash Flows......................................... 4

Consolidated Statement of Changes in Members' Capital........................ 5

Notes to Consolidated Financial Statements................................... 6


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Members of West Shore Processing Company, L.L.C.


In our opinion, the accompanying consolidated balance sheet and related consolidated statements of operations, of cash flows and of changes in members' capital present fairly, in all material respects, the financial position of West Shore Processing Company, L.L.C. at December 31, 1996, and the results of its operations and its cash flows for the period from May 6, 1996 to December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


PRICE WATERHOUSE LLP


Denver, Colorado
April 18, 1997

                     WEST SHORE PROCESSING COMPANY, L.L.C.
                          CONSOLIDATED BALANCE SHEET

                    ASSETS                       September 30,     December 31,
                                                     1997              1996
                                                 -------------     ------------
                                                  (unaudited)
Current assets:
 Cash and cash equivalents.....................  $   600,419       $    62,224
 Trade receivables.............................      808,671           209,976
 Receivables from affiliates...................    2,703,267           118,530
 Materials and supplies inventory..............      113,955           113,955
 Prepaid expenses and other assets.............       10,256            12,441
                                                 -------------     ------------

          Total current assets.................    4,236,568           517,126
                                                 -------------     ------------

Construction-in-progress.......................    8,407,794         4,560,554
Property, plant and equipment, at cost, net of
 accumulated depreciation of $765,305 and
 $342,759, respectively........................   10,394,918         9,556,790
                                                 -------------     ------------

          Total property, plant and equipment,
           net.................................   18,802,712        14,117,344
                                                 -------------     ------------

Non-current interest receivable................      360,568            88,791
Long-term notes receivable.....................    9,577,461         7,657,223
                                                 -------------     ------------

Total assets...................................  $32,977,309       $22,380,484
                                                 =============     ============

     LIABILITIES AND MEMBERS' CAPITAL

Current liabilities:
 Trade accounts payable........................  $    86,282       $ 2,005,999
 Payable to affiliates.........................    3,235,167           609,464
 Accrued liabilities...........................      687,058           122,424
 Current portion of notes payable..............      156,000           156,000
                                                 -------------     ------------

          Total current liabilities............    4,164,507         2,893,887
                                                 -------------     ------------

Other non-current liabilities..................           --            68,750
Notes payable..................................       69,275           180,791
                                                 -------------     ------------

Total liabilities..............................    4,233,782         3,143,428
                                                 -------------     ------------

Minority interest..............................      237,376           212,470
                                                 -------------     ------------

Members' capital...............................   28,506,151        19,024,586
                                                 -------------     ------------

Total liabilities and members' capital.........  $32,977,309       $22,380,484
                                                 =============     ============

 The accompanying notes are an integral part of these consolidated financial statements.

                     WEST SHORE PROCESSING COMPANY, L.L.C.
                     CONSOLIDATED STATEMENT OF OPERATIONS


                                                       For the Nine Months          For the Period from          For the Period from
                                                       Ended September 30,          May 6, 1996 through          May 6, 1996 through
                                                              1997                   December 31, 1996           September 30, 1996
                                                       -------------------          -------------------          -------------------
                                                           (unaudited)                                                 (unaudited)
Revenues:
  Processing revenue................................      $  418,661                   $  305,533                   $  168,947
  Processing revenue from affiliate.................         619,597                      436,613                      343,741
  Transportation and compression revenue............         631,701                      581,740                      367,778
  Transportation and compression revenue from
      affiliate.....................................         429,703                      206,829                      161,926
  Sale of natural gas liquids.......................         979,178                           --                           --
  Interest income...................................         274,319                       89,297                          202
  Other income......................................          28,064                       87,801                       42,935
                                                       -------------------          -------------------          -------------------

     Total revenue..................................       3,381,223                    1,707,813                    1,085,529
                                                       -------------------          -------------------          -------------------

Costs and expenses:
  Cost of goods sold................................       1,035,668                           --                           --
  Operating expenses................................       1,963,540                      845,371                      577,633
  General and administrative expenses...............         539,501                      502,765                      194,254
  Depreciation......................................         422,546                      342,759                      201,513
  Loss on retirement of assets and reduction in
      carrying value of assets......................              --                      150,405                           --
  Interest expense..................................          33,993                      100,237                        8,599
                                                       -------------------          -------------------          -------------------

     Total costs and expenses.......................       3,995,248                    1,941,537                      981,999
                                                       -------------------          -------------------          -------------------

Net (loss) income before minority interest..........        (614,025)                    (233,724)                     103,530
                                                       -------------------          -------------------          -------------------

Minority interest...................................          12,000                        3,607                       (1,425)
                                                       -------------------          -------------------          -------------------

Net (loss) income...................................      $ (602,025)                  $ (230,117)                  $  102,105
                                                       ===================          ===================          ===================

 The accompanying notes are an integral part of these consolidated financial statements.

                     WEST SHORE PROCESSING COMPANY, L.L.C.
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                               For the Period   For the Period
                                               For the Nine      from May 6,      from May 6,
                                               Months Ended    1996, through     1996 through
                                               September 30,    December 31,     September 30,
                                                   1997            1996              1996
                                               -------------   --------------   --------------
                                                (unaudited)                             (unaudited)
Reconciliation of net income to net
 cash provided by operating activities:
  Net (loss) income........................... $   (602,025)   $   (230,117)    $   102,105
  Adjustments to reconcile net
   income to net cash provided by
   operating activities:
  Depreciation and amortization...............      422,546         342,759         201,513
  Loss on retirement of assets and
   reduction in carrying value
   of assets..................................           --         150,405              --
  Minority interest in net (loss) income......      (12,000)         (3,607)          1,425
                                               -------------   --------------   --------------
                                                   (191,479)        259,440         305,043
                                               -------------   --------------   --------------
  Adjustments to working capital:
   Increase in trade receivables and
    receivables from affiliates...............   (3,183,432)       (328,506)       (572,756)
   Increase in materials and
    supplies inventory........................          --         (113,955)             --
   Decrease (increase) in prepaid
    expenses and other assets.................       2,185          (12,441)        (12,121)
   Increase in trade accounts
    payable, payable to affiliates and
    accrued liabilities.......................   1,270,620        2,737,888         620,885
                                               -------------   --------------   --------------
                                                (1,910,627)       2,282,986          36,008
                                               -------------   --------------   --------------
   Net cash (used by) provided by
    operating activities......................  (2,102,106)       2,542,426         341,051


Cash flows from investing activities:
   Capital expenditures.......................  (5,107,914)      (4,546,684)       (609,100)
   Increase in long-term notes
    receivable and non-current interest.......  (2,192,015)      (7,746,014)     (1,243,074)
    receivable......................
   Other......................................      36,906               --          11,029
                                               -------------   --------------   --------------

   Net cash used in investing activities......  (7,263,023)     (12,292,698)     (1,841,145)


Cash flows from financing activities:
   Capital contributions......................  10,083,590        9,928,703       1,748,785
   Net payments of notes payable and
    other non-current liabilities.............    (180,266)        (116,207)       (149,229)
                                               -------------   --------------   --------------

   Net cash provided by financing
    activities................................   9,903,324        9,812,496       1,599,556
                                               -------------   --------------   --------------

   Net increase in cash and cash
    equivalents...............................     538,195           62,224          99,462

Cash and cash equivalents at beginning
 of period....................................      62,224               --              --
                                               -------------   --------------   --------------

Cash and cash equivalents at end of
 period....................................... $   600,419     $     62,224     $    99,462
                                               =============   ==============   ==============

 The accompanying notes are an integral part of these consolidated financial statements.

                     WEST SHORE PROCESSING COMPANY, L.L.C.
             CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' CAPITAL



                                        Contributed    Accumulated
                                          Capital        Deficit       Total
                                        -----------    -----------  -----------
Balance at May 6, 1996                  $        --     $      --   $        --

Capital Contributions.................   11,074,785            --    11,074,785
Net Income............................           --       102,105       102,105
                                        -----------     ---------   -----------

Balance at September 30, 1996
 (unaudited)..........................  $11,074,785     $ 102,105   $11,176,890
                                        ===========     =========   ===========

Capital Contributions.................    8,179,918            --     8,179,918
Net Loss..............................           --      (332,222)     (332,222)
                                        -----------     ---------   -----------

Balance at December 31, 1996..........  $19,254,703     $(230,117)  $19,024,586
                                        ===========     =========   ===========

Capital Contributions.................   10,083,590            --    10,083,590
Net Loss..............................           --      (602,025)     (602,025)
                                        -----------     ---------   -----------

Balance at September 30, 1997
 (unaudited)..........................  $29,338,293     $(832,142)  $28,506,151
                                        ===========     =========   ===========

 The accompanying notes are an integral part of these consolidated financial statements.

                     WEST SHORE PROCESSING COMPANY, L.L.C.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

West Shore Processing Company, L.L.C. ("West Shore" or the "Company") was established on May 6, 1996 as a venture dedicated to natural gas gathering, treatment, processing and NGL marketing in Manistee, Mason and Oceana Counties in Michigan.

On May 6, 1996, Michigan Energy Company LLC ("MEC") conveyed 98% of its ownership interest in Basin Pipeline, L.L.C. ("Basin") to West Shore, and 1.2% to MarkWest Michigan LLC, the predecessor to MarkWest Michigan, Inc. ("MWM"), a wholly-owned subsidiary of MarkWest Hydrocarbon, Inc. The transfer of Basin from MEC to West Shore was accounted for as a transaction between entities under common control and, accordingly, the assets and liabilities of Basin continue to be reflected at MEC's predecessor basis. As of December 31, 1996, West Shore was 47% owned by MWM and 53% owned by MEC. MWM has the right to acquire up to a 60% ownership interest in West Shore based on its levels of future capital expenditures.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its 98% owned subsidiary, Basin. All significant intercompany accounts and transactions have been eliminated in consolidation.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains cash in bank deposit accounts that at times may exceed federally insured limits. To date, the Company has not incurred a loss relating to these concentrations of credit risk.

The Company derives all of its revenue from three customers.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash and cash equivalents, trade receivables, accounts payable, other current liabilities and notes payable. Except for long-term notes receivable and long-term debt, the carrying amounts of these financial instruments approximate their fair value at December 31, 1996 due to their short maturities. At December 31, 1996, based on rates available for similar types of long-term notes receivable and long-term debt, respectively, the fair value of these items was not materially different from their carrying values.

USE OF ESTIMATES

The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated financial statements. Actual results could differ from those estimates.

                     WEST SHORE PROCESSING COMPANY, L.L.C.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

MATERIALS AND SUPPLIES INVENTORY

Materials and supplies are valued at the lower of average cost or estimated net realizable value.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of a natural gas pipeline and gas gathering and processing equipment which are recorded at cost. Renewals and betterments that substantially extend the useful life of the assets are capitalized. Maintenance and repairs are expensed when incurred. Depreciation is computed using the straight-line method over estimated useful lives ranging from seven to twenty years. Interest costs for the construction or development of significant long-term assets are capitalized and amortized over the related asset's estimated useful life. Gains and losses on retirements are included in results of operations.

Construction-in-progress consists primarily of a pipeline extension, which is accounted for at cost.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company follows Statement of Financial Accounting Standards ("SFAS") No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, which requires that an impairment loss be recognized when the carrying amount of an asset exceeds the expected future undiscounted net cash flows.

In 1996, the Company recorded a charge of $136,984 for the write-off of intangible costs related to an abandoned well extension.

REVENUE RECOGNITION

Revenue for sales or services is recognized at the time the product is delivered or at the time the service is performed.

INCOME TAXES

As a Limited Liability Company, the tax consequences of the Company's operations are the responsibility of each member. Accordingly, the accompanying financial statements do not include a provision for income taxes.

SUPPLEMENTAL CASH FLOW INFORMATION

Interest of $13,431 was paid for the period from May 6, 1996 through December 31, 1996. Interest expense in 1996 is net of $19,010 capitalized in relation to various construction projects.

MEC made a non-cash capital contribution of approximately $9.8 million, which consisted of the aggregate amount of debt and accrued interest forgiven.

                     WEST SHORE PROCESSING COMPANY, L.L.C.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

In connection with the Basin Pipeline acquisition in 1996, the Company assumed a $431,000 note used to finance certain assets previously purchased from the Dow Chemical Company. As of December 31, 1996, $336,791 was outstanding under this note. The note, which carries an imputed interest rate of 5%, requires that the Company make payments of approximately $13,000 a month, until maturity in early 1999.

NOTE 2. LONG-TERM NOTES RECEIVABLE

Notes receivable at December 31, 1996 consists of a note receivable (the "Note") from Michigan Production Company, LLC ("MPC"). The Note bears an interest rate of 5.98%, and is for all sums expended by the Company for the construction of the 31-mile extension to the Basin Pipeline. Upon completion of the pipeline extension, MPC expects to contribute the fixed assets to the Company as full payment for the note balance and accrued interest.

NOTE 3. COMMITMENTS AND CONTINGENCIES

The Company leases certain operating equipment under non-cancelable agreements accounted for as operating leases. The following is a schedule by years of future minimum lease payments under such operating leases:

                                                 At December 31,
                                                      1996
                                                 ---------------
1997                                             $   192,000
1998                                                 192,000
1999                                                  43,899
                                                 ---------------

Total minimum lease payments                     $   427,899
                                                 ===============

Total rent expense under operating leases was $91,753 for the period from May 6, 1996 through December 31, 1996.

The Company maintains a capital lease for a two-stage compressor with an asset balance of $124,333, net of accumulated amortization of $16,421. The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the minimum lease payments:

                                                 At December 31,
                                                      1996
                                                 ---------------
1997                                             $    33,000
1998                                                  33,000
1999                                                  33,000
2000                                                   2,750
                                                 ----------------

Total minimum lease payments                         101,750

Less: amount representing interest                   (11,842)
                                                 -----------------

Present value of minimum lease payments          $    89,908
                                                 =================

                     WEST SHORE PROCESSING COMPANY, L.L.C.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company is involved in various litigation and administrative proceedings arising in the normal course of business. In the opinion of management, any liabilities that may result from these claims will not, individually or in the aggregate, have a material adverse effect on the Company's financial position or results of operations.


NOTE 4. RELATED PARTY TRANSACTIONS

During 1996, the Company received financial support from MWM and MarkWest Hydrocarbon, Inc. ("Hydrocarbon"), the 100% owner of MWM, so as to permit the Company to continue its operations during this period. MWM and Hydrocarbon have indicated that they will continue to provide financial support to the Company through December 31, 1997.

MWM, Hydrocarbon, and MEC pay for various operating expenses on West Shore's behalf, for which they are reimbursed their actual cost. As a result of such transactions, at December 31, 1996, the Company had payables outstanding to MWM and MEC in the amounts of $279,270 and $330,194, respectively.

A portion of Hydrocarbon's debt was utilized to provide West Shore with financing for construction-in-progress. Accordingly, Hydrocarbon, through MWM, allocated $19,010 of its interest expense for the period from May 6, 1996 through December 31, 1996 to West Shore. Such interest was capitalized.

For the period from May 6, 1996 through December 31, 1996, West Shore and its subsidiary provided processing and transportation and compression services for MPC, an affiliate of the Company, in the amount of $436,613 and $206,829, respectively. In addition, the Company is constructing various well extensions on behalf of MPC for which the Company will be reimbursed its actual cost. At December 31, 1996, the Company had $118,530 in receivables from MPC as a result of such transactions.

         (b)  Pro Forma Financial Information.



                          MARKWEST HYDROCARBON, INC.
             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The accompanying unaudited pro forma consolidated balance sheet and pro forma consolidated statement of operations give effect to the acquisition of the remaining 40 percent of West Shore Processing Company, L.L.C. from Michigan Energy Company, L.L.C. ("MEC").

The unaudited pro forma consolidated financial statements comprise historical financial data of the Registrant which have been retroactively adjusted to reflect the effect of the transaction. The pro forma information assumes that the transaction was consummated on September 30, 1997 for the pro forma consolidated balance sheet and on the first day of each period presented for the pro forma consolidated statements of operations. Such pro forma information should be read in conjunction with the related historical financial information and is not necessarily indicative of the results which would actually have occurred had the transaction been consummated on the dates or for the periods indicated or which may occur in the future.

                           MARKWEST HYDROCARBON, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                           (000S, EXCEPT SHARE DATA)

                                                        MarkWest
                                                       Hydrocarbon,
         ASSETS                                          Inc. (a)     Adjustments     Pro Forma
                                                       ------------   -----------     ---------
Current assets:
 Cash and cash equivalents                             $     --       $    --         $     --
 Receivables.........................................     8,749        (1,825) (b)(c)    6,924
 Inventories.........................................     7,419            --            7,419
 Prepaid feedstock...................................     3,098            --            3,098
 Other assets........................................       498            --              498
                                                       ------------   -----------     ---------
       Total current assets..........................    19,764        (1,825)          17,939

Property and equipment:
 Gas processing, gathering, storage and marketing
  equipment..........................................    48,027          (551)  (d)     47,476
 Oil and gas properties and equipment................     7,205            --            7,205
 Land, buildings and other equipment.................     9,250            --            9,250
 Construction in progress............................    13,044         1,091   (c)     14,135
                                                       ------------   -----------     ---------
                                                         77,526           540           78,066
 Less: accumulated depreciation, depletion and
  amortization.......................................   (14,619)           --          (14,619)
                                                       ------------   -----------     ---------

       Total property and equipment, net.............    62,907           540           63,447

Intangible assets, net of accumulated amortization
  of $276 and $315, respectively.....................       500            --              500
Note receivable and other assets.....................     9,938            --            9,938
                                                       ------------   -----------     ---------
Total assets.........................................  $ 93,109       $(1,285)        $ 91,824
                                                       ============   ===========     =========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable..............................  $  1,937       $    --         $  1,937
 Accrued liabilities.................................     4,625            --            4,625
 Current portion of long-term debt...................       156            --              156
                                                       ------------   -----------     ---------
       Total current liabilities.....................     6,718            --            6,718

Long-term debt.......................................    22,969         7,828   (e)     30,797
Deferred income taxes................................     5,175            --            5,175

Minority interest....................................     9,113        (9,113)  (f)         --

Stockholders' equity:
 Preferred stock, par value $0.01, 5,000,000 shares
  authorized, 0 shares issued and outstanding........        --            --               --
 Common stock, par value $0.01, 20,000,000 shares
  authorized, 8,510,173 shares issued, 8,485,268
  shares outstanding.................................        85            --               85
 Additional paid-in capital..........................    42,582            --           42,582
 Retained earnings...................................     6,792            --            6,792
 Treasury stock......................................      (325)           --             (325)
                                                       ------------   -----------     ---------
    Total stockholders' equity.......................    49,134            --           49,134
                                                       ------------   -----------     ---------
Total liabilities and stockholders' equity...........  $ 93,109       $(1,285)        $ 91,824
                                                       ============   ===========     =========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                          MARKWEST HYDROCARBON, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                         (000s, except per share data)

                                                          MarkWest
                                                      Hydrocarbon, Inc.
                                                            (a)             Adjustments     Pro Forma
                                                      -----------------     -----------     ---------
Revenues:
 Gathering, processing and marketing revenue......... $    54,121           $   --          $ 54,121
 Oil and gas revenue.................................         695               --               695
 Interest income.....................................         406               --               406
 Other income........................................         508               --               508
                                                      -----------------     -----------     ---------

          Total revenue..............................      55,730               --            55,730
                                                      -----------------     -----------     ---------

Costs and expenses:
 Cost of sales.......................................      31,140               --            31,140
 Operating expenses..................................       7,605               --             7,605
 General and administrative expenses.................       5,467               --             5,467
 Depreciation, depletion and amortization............       2,408              (21) (g)        2,387
 Interest expense, net of capitalized interest.......         726              429  (h)        1,155
                                                      -----------------     -----------     ---------

          Total costs and expenses...................      47,346              408            47,754
                                                      -----------------     -----------     ---------

Income (loss) before minority interest and income
 taxes...............................................       8,384             (408)            7,976

Minority interest in net loss of subsidiary..........         252             (252) (f)           --
                                                      -----------------     -----------     ---------

Income (loss) before income taxes....................       8,636             (660)            7,976

Provision (benefit) for income taxes.................       3,186             (251) (i)        2,935
                                                      -----------------     -----------     ---------

Net income (loss).................................... $     5,450           $ (409)         $  5,041
                                                      =================     ===========     ========

Earnings per share of common stock................... $      0.64                           $   0.59
Weighted average number of outstanding shares of
 common stock........................................       8,485                              8,485
                                                      =================                     ========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                          MARKWEST HYDROCARBON, INC.
           UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996
                        ($000S, EXCEPT PER SHARE DATA)

                                                        MarkWest
                                                      Hydrocarbon,
                                                        Inc. (a)       Adjustments     Pro Forma
                                                      ------------     -----------     ---------
Revenues:
 Gathering, processing and marketing revenue........    $ 70,405         $   --        $ 70,405
 Oil and gas revenue.................................        347             --             347
 Interest income.....................................        192             --             192
 Other income........................................      1,008             --           1,008
                                                      ------------     -----------     ---------

          Total revenues.............................     71,952             --        $ 71,952
                                                      ------------     -----------     ---------

Costs and expenses:
 Cost of sales.......................................     40,907             --          40,907
 Operating expenses..................................      7,048             --           7,048
 General and administrative expenses.................      5,302             --           5,302
 Depreciation, depletion and amortization............      2,910            (28) (g)      2,882
 Interest expense, net of capitalized interest.......      1,090            572  (h)      1,662
                                                      ------------     -----------     ---------

          Total costs and expenses...................     57,257            544          57,801
                                                      ------------     -----------     ---------

Income (loss) before minority interest, income taxes
  and extraordinary item..............................    14,695           (544)         14,151


Minority interest in net loss of subsidiary..........         65            (65) (f)         --
                                                      ------------     -----------     ---------

Income (loss) before income taxes and extraordinary
  item................................................    14,760           (609)         14,151

Provision (benefit) for income taxes.................      6,991           (231) (i)      6,760
                                                      ------------     -----------     ---------

Net income (loss)....................................   $  7,769         $ (378)       $  7,391
                                                      ============     ===========     =========

Earnings per share of common stock...................   $   0.98                       $   0.93
                                                      ============                     =========

Weighted average number of outstanding shares of
  common stock.......................................      7,908                          7,908
                                                      ============                     =========

See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

                          MARKWEST HYDROCARBON, INC.
        NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(a) Prior to the acquisition, MarkWest Hydrocarbon, Inc. ("MarkWest") owned 60% of West Shore Processing Company, L.L.C. ("West Shore") through its 100% owned subsidiary, MarkWest Michigan, Inc. Accordingly, the historical financial statements of MarkWest include the accounts of West Shore on a fully consolidated basis.
(b) Represents the collection of approximately $734,000 due to MarkWest Michigan, Inc. from Michigan Energy Company, L.L.C. ("MEC"), the original 40% owner, at the time of the acquisition.
(c) Represents the transfer of a receivable to construction in progress. The receivable, which was due from MEC, was related to a construction project the Company was building on behalf of MEC. As part of the acquisition, the Company agreed to fund MEC's 40% share of the construction project.
(d) Represents the excess of the fair value of net assets acquired over cost allocated to reduce the values otherwise assignable to noncurrent assets.
(e) Represents debt incurred to fund the acquisition, less accounts receivable collected on closing.
(f) Represents the elimination of the 40% minority interest ownership in West Shore.
(g) Represents the decrease in depreciation expense and accumulated depreciation, that would have occurred as a result of (d) above, assuming an estimated useful life of 20 years.
(h) Represents interest expense of $499,000 and $665,000 for the nine months ending September 30, 1997 and the year ending December 31, 1996, respectively, at 8.5% on the amount assumed to be borrowed in conjunction with the acquisition, net of capitalized interest. Interest capitalized for the same periods was $70,000 and $93,000, respectively. A change of 0.125% in the assumed interest rate would result in an increase or decrease of interest expense of approximately $9,800.
(i)  Reflects the income tax effects of the pro forma adjustments to income.



See accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements.

     (c) Exhibits

             2.1 Purchase and Sale Agreement



                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             MARKWEST HYDROCARBON, INC.
                                                   (Registrant)

Date:   January 29, 1998                     BY: /s/ Gerald A. Tywoniuk
                                                 -------------------------------
                                                        Gerald A. Tywoniuk
                                                   Chief Financial Officer and
                                                    Vice President of Finance
                                             (On Behalf of the Registrant and as
                                              Principal Financial and Accounting
                                                              Officer)